                                   EXHIBIT 5

            OPINION AND CONSENT OF BUCHANAN INGERSOLL PROFESSIONAL
                                  CORPORATION


                               November 21, 1996

North American Technologies Group, Inc.
4710 Bellaire Boulevard
Suite 301
Bellaire, Texas  77401

     RE:  NORTH AMERICAN TECHNOLOGIES GROUP, INC.'S
     REGISTRATION STATEMENT ON FORM S-8
     ----------------------------------------------

Gentlemen:

     We have participated in the preparation of the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission by North American Technologies Group, Inc. (the "Company") for the purpose of registering under the Securities Act of 1933 shares of common stock of the Company, $.001 par value, which may be issued by the Company as consideration under a Consulting Agreement dated July 24, 1996 by and between Hazlet Investors, Inc. and the Company (the "Consulting Agreement") and pursuant to certain stock option agreements listed on Exhibit A to this letter (the "Option Agreements"). As counsel to the Company, we have examined such corporate records, certificates and other documents as we consider to relevant and necessary to express the opinion hereinafter set forth.

     On the basis of the foregoing and of our consideration of such other legal and factual matters that we have deemed appropriate, we are of the opinion that the common stock of the Company covered by the Registration Statement has been duly authorized and, when the options granted under the Consulting Agreement and the Option Agreements are exercised, will be legally issued, fully paid and non-assessable, assuming that the applicable option exercise price (as set forth in the Consulting Agreement and the Option Agreements) is paid with respect to each share of common stock prior to issuance and full compliance with the Consulting Agreement and the Option Agreements is otherwise made.
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     This opinion is being delivered to you in compliance with Item 601(b)(5)(i)
of Regulation S-B of the Securities and Exchange Commission. This firm consents to the filing of this opinion as an exhibit to the Registration Statement.

                              BUCHANAN INGERSOLL
                              PROFESSIONAL CORPORATION

                              By:/s/ Joseph P. Galda
                                 --------------------
                                  Joseph P. Galda

                                  EXHIBIT "A"


                            STOCK OPTION AGREEMENTS



1. Agreement by and between North American Technologies Group, Inc. and Tim B. Tarrillion dated February 7, 1995.

2. Agreement by and between North American Technologies Group, Inc. and Tim B. Tarrillion dated December 1, 1995.

3. Agreement by and between North American Technologies Group, Inc. and Donovan Boyd dated February 23, 1995.

4. Agreement by and between North American Technologies Group, Inc. and Donovan Boyd dated December 1, 1995.

5.   Agreement by and between North American Technologies Group, inc. and David
M. Daniels dated October 3, 1994.

6.   Agreement by and between North American Technologies Group, Inc. and David
M. Daniels dated February 7, 1995.

7. Agreement by and between North American Technologies Group, Inc. and Judith Knight Shields dated February 23, 1995.

8. Agreement by and between North American Technologies Group, Inc. and Judith Knight Shields dated December 1, 1995.

9.   Agreement by and between North American Technologies Group, Inc. and Ronald
E. Borah dated February 7, 1995.

10. Agreement by and between North American Technologies Group, Inc. and Michael W. Bonem dated February 7, 1995.

11.  Agreement by and between North American Technologies Group, Inc. and Mark
D. Clark dated March 10, 1995.

12.  Agreement by and between North American Technologies Group, Inc. and Robert
D. Jones III dated March 10, 1995.
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13.  Agreement by and between North American Technologies Group, Inc. and John
W. Parrott dated July 28, 1995.

14. Agreement by and between North American Technologies Group, Inc. and Connie Draehn dated December 1, 1995.

15.  Agreement by and between North American Technologies Group, Inc. and Joseph
S. Wilwerding dated December 19, 1995.

16. Agreement by and between North American Technologies Group, Inc. and William T. Aldrich dated December 29, 1995.

17.  Agreement by and between North American Technologies Group, Inc. and Henry
W. Sullivan dated December 29, 1995.

18. Agreement by and between North American Technologies Group, Inc. and Terry Nolan Tyler dated January 1, 1996.

19.  Agreement by and between North American Technologies Group, Inc. and Jack
R. Madore, Jr. dated September 1, 1996.

20.  Agreement by and between North American Technologies Group, Inc. and David
J. Weaver dated September 1, 1996.